Smith Barney Diversified Large Cap Growth Fund
Smith Barney Small Cap Growth Opportunities Fund
Smith Barney Capital Preservation Fund
Smith Barney Capital Preservation Fund II
Smith Barney Short Duration Municipal Income Fund

Sub-Item 77C (Mutual Fund Proxy)

Registrant incorporates by reference Registrant's DEFA 14A dated SEPTEMBER 27, 2005 filed on SEPTEMBER 27, 2005.
(Accession No. 0001193125-05-192361)


Sub-Item 77C (Mutual Fund Proxy)

Registrant incorporates by reference Registrant's DEFA 14A dated SEPTEMBER 13, 2005 filed on SEPTEMBER 13, 2005.
(Accession No. 0001193125-05-184253)


Sub-Item 77C (Mutual Fund Proxy)

Registrant incorporates by reference Registrant's DEF 14A dated SEPTEMBER 2, 2005 filed on SEPTEMBER 2, 2005.
(Accession No. 0001193125-05-179915)